UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   APRIL 1, 2005


                            HERSHA HOSPITALITY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MARYLAND                    001-14765               251811499
             --------                    ---------               ---------
  (State or other jurisdiction    (Commission File Number)     (IRS Employer
        of incorporation)                                    Identification No.)


                          510 WALNUT STREET, 9TH FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19106
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On April 1, 2005, Hersha Hospitality Limited Partnership closed on the acquisition of 100% of the membership interests in Brisam Hotel LLC, a New York limited liability company, the owner of the Hampton Inn Herald Square in New York, New York. The purchase price for the hotel was $31,300,000.00 (which includes the assumption of debt in the amount of $16,500,000 from Merrill Lynch Capital). HHMLP Herald Square, LLC will continue to manage the hotel.

     Hasu P. Shah was the sole managing member of Brisam Hotel LLC and is Hersha Hospitality Trust's Chairman of the Board and Chief Executive Officer. In determining the purchase price, Hersha obtained an independent appraisal of the membership interests in Brisam Hotel LLC and an agreed upon procedures report prepared by an independent accounting firm. The acquisition was approved by the Acquisition Committee of the Board of Trustees, which is comprised solely of Independent Trustees, and thereafter by the full Board of Trustees, including all Independent Trustees. The sources of funds used in the acquisition include the assumption of debt, cash from operations, and cash from the proceeds of the equity offering by Hersha Hospitality Trust in September 2004.

     A copy of the Purchase Agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on March 8, 2005.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HERSHA  HOSPITALITY  TRUST

Date:  April  5,  2005                    By:  /s/Ashish  R.  Parikh
                                             ----------------------------------
                                                  Ashish R. Parikh
                                                  Chief Financial Officer


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